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                                                                EXHIBIT 99.B.11



                         REPORT OF INDEPENDENT AUDITORS


The Board of Trustees and Shareholder
Kemper High Yield Series
Kemper High Yield Opportunity Fund


We have audited the accompanying statement of net assets of Kemper High Yield Series--Kemper High Yield Opportunity Fund as of September 18, 1997. This statement of net assets is the responsibility of Fund management. Our responsibility is to express an opinion on this statement of net assets based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of net assets is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of net assets. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of net assets presentation. We believe that our audit of the statement of net assets provides a reasonable basis for our opinion.

In our opinion, the statement of net assets referred to above presents fairly, in all material respects, the financial position of Kemper High Yield Series--Kemper High Yield Opportunity Fund at September 18, 1997 in conformity with generally accepted accounting principles.




                                                ERNST & YOUNG LLP


Chicago, Illinois
September 18, 1997


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                                                                EXHIBIT 99.B.11





                         REPORT OF INDEPENDENT AUDITORS


The Board of Trustees and Shareholders
Kemper High Yield Fund


We have audited the accompanying statement of assets and liabilities, including the portfolio of investments, of Kemper High Yield Fund as of September 30, 1996, the related statements of operations for the year then ended and changes in net assets for each of the two years in the period then ended and the financial highlights for each of the fiscal periods since 1987. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of investments owned as of September 30, 1996, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Kemper High Yield Fund at September 30, 1996, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the fiscal periods since 1987, in conformity with generally accepted accounting principles.




                                                ERNST & YOUNG LLP


Chicago, Illinois
November 18, 1996

                                                                EXHIBIT 99.B.11



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Financial Highlights" and to the use of our reports dated November 18, 1996 and September 18, 1997, for Kemper High Yield Fund and Kemper High Yield Opportunity Fund, respectively, in the Registration Statement (Form N-1A) of Kemper High Yield Fund, and their incorporation by reference in the related prospectus and statement of additional information of Kemper Income Funds filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 32 to the Registration Statement under the Securities Act of 1933 (File No. 2-60330) and in this Amendment No. 32 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-2786).




                                                ERNST & YOUNG LLP




Chicago, Illinois
September 18, 1997